UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 11, 2026

Date of Report (date of earliest event reported)

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2710 Camino Del Sol Oxnard, CA	93030
(Address of principal executive offices)	(Zip code)

(805) 981-3650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As part of Mission Produce, Inc.’s (the “Company”) ongoing efforts to review and optimize its combined distribution network and operations following the Company’s acquisition of Calavo Growers, Inc. (“Calavo”), which was completed on May 28, 2026, the Company has decided to close three of its facilities across the Company’s distribution network and to implement workforce reductions related to the facility closures and the consolidation of certain operations in California. Specifically, on September 11, 2026, the Company determined it will: (1) consolidate its operations in Swedesboro, New Jersey into one facility; (2) combine its Dallas-area facilities into one facility in Garland, Texas; and (3) close the Calavo facility in Jacksonville, Florida.

The Company expects to incur costs associated with these actions which are consistent with the integration costs anticipated as part of the Company’s post- acquisition integration plans. These costs are expected to include, among other things, employee severance and related benefits costs totaling approximately $1.4 million, accelerated depreciation of approximately $8.6 million, estimated asset retirement obligations totaling approximately $5.4 million, and lease termination costs which are not determinable at this time. The severance and related benefits and the asset retirement obligations are expected to be cash charges, and the lease termination costs may also include cash charges. The Company is not able to make a good faith estimate of the total amount or range of amounts of these costs, or the total amount or range of amounts of future cash charges, at this time. The Company expects to disclose such amounts in future Securities and Exchange Commission filings after it makes a determination of such estimates or such information becomes available.

Forward-looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the expected timing and completion of the Restructuring, the estimated costs and charges associated with the Restructuring, the amount and timing of cash expenditures, and the expected benefits of the Restructuring. Forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report, including but not limited to, the risks and uncertainties set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended 2025 and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mission Produce, Inc.

Date: September 16, 2026	By:	/s/ John Pawlowski
	Name:	John Pawlowski
	Title:	President and Chief Executive Officer